                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                               BE AEROSPACE, INC.
               (Exact name of issuer as specified in its charter)

           Delaware                                          06-1209796
-------------------------------                         ---------------------
(State or other jurisdiction of                          (IRS Employer
incorporation or organization)                           Identification No.)

                           1400 Corporate Center Way
                           Wellington, Florida 33414
                      ----------------------------------
         (Address of principal executive offices, including zip code)


                  AMENDED AND RESTATED 1989 STOCK OPTION PLAN
                            1996 STOCK OPTION PLAN

                         ----------------------------
                           (Full title of the plans)

                              Thomas P. McCaffrey
                            Chief Financial Officer
                           1400 Corporate Center Way
                           Wellington, Florida 33414
                                (561) 791-5000
           ---------------------------------------------------------
           (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
 Title of                   Amount                Proposed               Proposed               Amount of
 Securities                 to be                 maximum                maximum                registration
 to be                      registered            offering               aggregate              fee/(2)/
 registered                                       price per              offering
                                                  share/(1)/             price/(1)/
-------------------------------------------------------------------------------------------------------------
 Common Stock               1,500,000             $24.625 - $40.125      $52,717,625           $15,975
 par value, $.01 per
 share
-------------------------------------------------------------------------------------------------------------

(1) The offering price for shares subject to options on the date hereof is the actual exercise price of such options. Of the 1,500,000 shares to be registered hereunder, 42,500 shares are subject to options at an exercise price of $24.625 per share and 664,500 shares are subject to options at an exercise price of $29.875 per share. The offering price for the remaining 793,000 shares not subject to options on the date hereof of $40.125 per share has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of BE Aerospace, Inc. Common Stock, par value $0.01 per share, reported on the Nasdaq National Market on September 11, 1997.

(2) Registration fee consists of $317 payable in respect of 42,500 shares subject to options at an exercise price of $24.625 per share, plus $6,016 payable in respect of 664,500 shares subject to options at an exercise price of $29.875 per share, plus $9,642 payable in respect of 793,000 shares that have not yet been subject to options on the date hereof.

                                EXPLANATORY NOTE

This Registration Statement has been filed pursuant to General Instruction E on Form S-8, to register (i) 700,000 additional securities to be offered pursuant to the Amended and Restated 1989 Stock Option Plan (the "1989 Plan") of BE Aerospace, Inc. (the "Registrant" or the "Company") and (ii) 800,000 additional securities to be offered pursuant to the 1996 Stock Option Plan (the "1996 Plan") of the Registrant. A registration statement on Form S-8 (No. 33-38223), filed with the Commission on December 14, 1990 to register 700,000 shares of common stock offered pursuant to the 1989 Plan; a registration statement on Form S-8 (No. 33-48119), filed with the Commission on May 26, 1992 to register an additional 300,000 shares of common stock offered pursuant to the 1989 Plan; a registration statement on Form S-8 (No. 33-72194), filed with the Commission on November 26, 1993 to register an additional 500,000 shares of common stock offered pursuant to the 1989 Plan; and a registration statement on Form S-8 (No. 333-14037), filed with the Commission on October 15, 1997 to register an additional 1,050,00 shares of common stock offered pursuant to the 1989 Plan and to register 500,000 shares of common stock offered pursuant to the 1996 Plan, are each currently effective and are each hereby incorporated herein by reference.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The Registrant hereby incorporates the following documents herein by reference:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended February 22, 1997 filed with the Commission on May 9, 1997.

(b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1997 filed with the Commission on June 30, 1997.

(c) The description of the common stock of the Registrant contained in the Prospectus as part of the Registrant's Registration Statement on Form 8-A (No. 0-18348) filed with the Commission on March 7, 1990 under
         Section 12 of the Exchange Act of 1934, as amended (the "Exchange
         Act.")

All other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

         Not required.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         No material interests.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         (a) Section 145 of the Delaware Corporation Law, as amended, gives Delaware corporations the power to indemnify each of their present and former officers or directors under certain circumstances, if such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation.

         (b) The Amended and Restated Certificate of Incorporation, as amended, of the Registrant contains provisions that eliminate the personal liability of each director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for breaches of such director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which such director derived an improper personal benefit.

         (c) The Amended and Restated Certificate of Incorporation, as amended, of the Registrant contains provisions to the general effect that each director and officer shall be indemnified by the Registrant against liabilities and expenses in connection with any threatened, pending or contemplated legal proceeding to which he may be a party or with which he may become involved by reason of being or having been an officer or director of the Registrant. Such indemnification is authorized to the fullest extent permitted under the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.


Item 8.  Exhibits.
         --------
Exhibit List

 5       Opinion of Ropes & Gray.

23       Consents

         23.1  Consent of Deloitte & Touche L.L.P.

         23.2  Consent of Ropes & Gray (contained in Exhibit 5).

24 Power of Attorney (included as part of the signature pages to this Registration Statement).

Item 9.  Undertakings.
         ------------

         (a)   The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof;
----

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                               ---------

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Wellington, Florida on this 12th day of September, 1997.

                                    BE Aerospace, Inc.



                                    By  /s/ Robert J. Khoury
                                      ---------------------------------
                                    Robert  J. Khoury,
                                    Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the 12th day of September, 1997. Each person whose signature appears below hereby authorized each of Robert J. Khoury, Edmund J. Moriarty and Thomas P. McCaffrey and appoints each of them singly his attorney-in-fact, each with full power of substitution, to execute in his name, place and stead, in any and all capacities, any post-effective amendment to this Registration Statement and file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, making such further changes in this Registration Statement as the Company deems appropriate.

         Signature                                 Capacity
         ---------                                 --------

   /s/ Robert J. Khoury                Vice Chairman; Chief Executive Officer
  ---------------------------          and Director
   Robert  J. Khoury

   /s/ Thomas P. McCaffrey             Corporate Senior Vice President of
  ---------------------------          Administration and Chief Financial
   Thomas P. McCaffrey                 Officer


   /s/ Paul E. Fulchino                President; Chief Operating Officer and
  ---------------------------          Director
   Paul E. Fulchino

   /s/ Jim C. Cowart                   Director
  ---------------------------
   Jim C. Cowart


   /s/ Richard G. Hamermesh            Director
  ---------------------------
   Richard G. Hamermesh

   /s/ Amin J. Khoury                    Director (Chairman of the Board)
  ---------------------------
   Amin J. Khoury


   /s/ Brian H. Rowe                     Director
  ---------------------------
   Brian H. Rowe


   /s/ Hansjoerg Wyss                    Director
  ---------------------------
   Hansjoerg Wyss

                                  EXHIBIT INDEX

Exhibit List


Number                     Title of Exhibit                                                 Page
------                     ----------------                                                 ----
  5                        Opinion of Ropes & Gray.

 23                        Consents.

 23.1                      Consent of Deloitte & Touche L.L.P.

 23.2                      Consent of Ropes & Gray (contained in Exhibit 5).

 24                        Power of Attorney (included as part of the signature pages to this
                           Registration Statement).
